AMENDMENT NO. 2 TO
COLFAX CORPORATION
REGISTRATION RIGHTS AGREEMENT
February 15, 2016
This Amendment No. 2 (this “Amendment”), dated as of February 15, 2016 (the “Effective Date”), to that certain Registration Rights Agreement (the “Agreement”), dated as of May 30, 2003, by and among Colfax Corporation, a Delaware corporation (the “Company”), and Mitchell P. Rales and Steven M. Rales (together, the “Rales Holders”) and the other Stockholders party thereto, as previously amended February 18, 2013, is made by and among the Company and the Rales Holders. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.
RECITALS:
WHEREAS, pursuant to Sections 3 and 5 of the Agreement, the Company has granted the Rales Holders certain registration rights (the “Registration Rights”) with respect to the Registrable Securities during the Registration Rights Period;
WHEREAS, the Registration Rights currently expire on May 8, 2016 (the “Amendment No. 1 Expiration Date”);
WHEREAS, the Rales Holders have agreed to refrain from exercising the Registration Rights prior to the Amendment No. 1 Expiration Date in consideration for the extension by the Company of the Registration Rights Period.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Section 1. The definition of “Registration Rights Period” set forth in Section 1 of the Agreement is amended and restated in its entirety to read as follows:
“Registration Rights Period” means for purposes of the registration rights granted under Section 3 and Section 5 hereof, the period commencing on such date that is 180 days from the closing date of a Qualified Public Offering and ending on May 8, 2019.

2.	Amendment to Section 17. The notice provision set forth in Section 17 of the Agreement is amended and restated in its entirety to read as follows:
All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent by confirmed facsimile or confirmed electronic mail transmission before

5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, or (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent (i) if to the Company, to Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, MD 20701, facsimile number (301) 323-9001, and (ii) if to any Holder, to 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, DC 20037, or to such Holder at the address then on record with the Company or to such other address of Holder designated in writing to the Company from time to time.

3.	Waiver of Registration Rights. The Rales Holders agree not to exercise the Registration Rights prior to the Amendment No. 1 Expiration Date.

4.	Continuing Effect. With the exception of this Amendment and the prior amendment to the Agreement, the remaining provisions of the Agreement remain unchanged.

5.
Interpretation of Amendment. In the event of any conflict, inconsistency or incongruity between any provision of this Amendment and any provision of the Agreement, the provisions of this Amendment shall govern and control.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7.
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature page follows]

IN WITNESS WHEREOF,     the parties have executed this Amendment as of the Effective Date set forth above.

COLFAX CORPORATION

By: /s/ MATTHEW L. TREROTOLA

Name:    Matthew L. Trerotola
Title:    President and CEO

[Amendment No. 2 to Registration Rights Agreement]

RALES HOLDERS

/s/ MITCHELL P. RALES
Mitchell P. Rales

/s/ STEVEN M. RALES
Steven M. Rales

[Amendment No. 2 to Registration Rights Agreement]